UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  February 12, 2009

Aspyra, Inc.

(Exact Name of Registrant as Specified in Its Charter)

California	001-13268	95-3353465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26115-A Mureau Road
Calabasas, CA 91302

(Address of Principal Executive Offices) (Zip Code)

(818) 880-6700

(Registrant’s Telephone Number, Including Area Code)

Copies to:

Darrin Ocasio, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

(212) 930-9700

(212) 930-9725 (Fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01(a)               Entry into a Material Definitive Agreement.

On February 12,  2009 (the “Closing Date”), Aspyra, Inc. (the “Company”, “we”, or “our”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), by and among the Company, Jay Weil as collateral agent, and the purchasers named on the signature pages thereto (the “Purchasers”).

Pursuant to the Purchase Agreement, the Company issued and sold to the Purchasers, all of whom are accredited investors, $1,000,000  in principal amount of secured convertible notes (the “Purchaser Notes”), and warrants to purchase 5,774,194 shares of the Company’s common stock (“Purchaser Warrants”). The Purchaser Notes are convertible into shares of the Company’s common stock at a conversion price of $0.31 per share, subject to adjustment in the event of stock splits, stock dividends, and similar transactions. The Purchaser Notes mature on March 26, 2010 and bear interest at the rate of 12% per annum compounded on each July 15 and January 15.  Each Purchaser received Purchaser Warrants equal to the difference between: (A) the sum of: (i) the total number of conversion shares which would have been be issuable upon full conversion of the Purchaser Note determined by dividing the aggregate principal amount of the Purchaser Notes by an assumed conversion rate of $.25 (such quotient is referred to as the “Assumed Note Conversion Shares”), plus (ii) 125% of the Assumed Note Conversion Shares, and (B) the number of conversion shares which are issuable upon conversion of the entire original principal amount of the Purchaser Notes based on the actual conversion price of such Purchaser Notes which is equal to the closing price per share of the Company’s common stock at closing plus $.01.

Pursuant to a security agreement entered into in connection with the Purchase Agreement (the “Security Agreement”), the Purchaser Notes are secured by a security interest in substantially all of the Company’s assets, subordinate only to the security interest held in the Company’s assets by Western Commercial Bank. Pursuant to an Intercreditor Agreement between the Company and Jay Weil, as Collateral Agent for the Purchasers (the “Collateral Agent”), the Purchasers were granted a security interest in the Company’s assets that is pari passu to that of the purchasers who are parties to the Securities Purchase Agreement, dated March 26, 2008,  between the Company, Jay Weil as collateral agent and the purchasers thereto.

We issued the placement agent for the private placement warrants to purchase 129,032 shares of our common stock (the “Broker Warrants”, and together with the Purchaser Warrants, the “Warrants”). The Broker Warrants have the same terms as the Purchaser Warrants. We also paid the placement agent a non-refundable due diligence fee of $5,000 and a cash fee of $40,000.  We also agreed to placement agent’s expenses up to $12,500.

The issuance and sale of the Notes and Warrants was made in reliance upon the exemption provided in Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. No form of general solicitation or general advertising was conducted in connection with the issuance. Each of the Notes and Warrants contain restrictive legends preventing the sale, transfer or other disposition of such Notes and Warrants, unless registered under the Securities Act, or pursuant to an exemption therefrom.

The foregoing summaries of Purchase Agreement, Security Agreement, Notes, Warrants, and Intercreditor Agreement are qualified by reference to the Purchase Agreement, Security Agreement, form of Note, form of Warrants, and Intercreditor Agreement, copies of which are filed herewith as exhibits.

Item 2.03                             Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The information included in Item 1.01 of this current report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02                             Unregistered Sales of Equity Securities

The information included in Item 1.01 of this current report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01.                          Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

4.1	Form of Note

4.2	Form of Warrant

99.1	Securities Purchase Agreement dated as of February 12, 2009

99.2	Intercreditor Agreement dated as of February 12, 2009

99.3	Security Agreement dated as of February 12, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 19, 2009	Aspyra, Inc.

/s/ Anahita Villafane
Anahita Villafane
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Note

4.2	Form of Warrant

99.1	Securities Purchase Agreement dated as of February 12, 2009

99.2	Intercreditor Agreement dated as of February 12, 2009

99.3	Security Agreement dated as of February 12, 2009